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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-54088; Form S-3 No. 333-49312; Form S-3 No. 333-83615, Form
S-3 No. 333-46619, Form S-3, No. 33-81212, Form S-3 No. 33-92032, Form S-3 No.
33-92978, Form S-3 No. 333-4880, Form S-3 No. 333-62387, Form S-8 No. 333-76959,
Form S-8 No. 333-76961, Form S-8 No. 333-13779, Form S-8 No. 333-17959, Form S-8
No. 333-24405, Form S-8 No. 333-26561, Form S-8 No. 333-76959 and Form S-8 No.
333-76961) of e.Digital Corporation and in the related Prospectuses of our Report of Independent Auditors dated May 14, 2001, with respect to the consolidated financial statements of e.Digital Corporation and subsidiary included in the Annual Report (Form 10-KSB) for the year ended March 31, 2001.


                                                           /s/ Ernst & Young LLP
Vancouver, Canada,                                         ---------------------
June 28, 2001.                                             Chartered Accountants